UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

OWL ROCK CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As of September 30, 2021, Owl Rock Capital Corporation III (the “Company”) had approximately $1.6 billion in total capital commitments from investors (“Capital Commitments”), of which approximately $62.4 million is from entities affiliated with or related to Owl Rock Diversified Advisors LLC, the Company’s investment adviser. As of September 30, 2021, approximately $0.6 billion of the total Capital Commitments were undrawn.

As of September 30, 2021, the Company had approximately $1.5 billion in aggregate committed debt under its Financing Facilities (as defined below), of which $1.1 billion was drawn. The “Financing Facilities” include a revolving credit facility (the “Subscription Credit Facility”), a senior secured revolving credit facility (the “Revolving Credit Facility”), a special purpose vehicle asset credit facility (the “SPV Asset Facility”) and a revolving promissory note (the “Promissory Note”). As of September 30, 2021, the Company had approximately $359 million outstanding under the Subscription Credit Facility, approximately $373 million outstanding under the Revolving Credit Facility, approximately $300 million under the SPV Asset Facility, and approximately $40 million outstanding under the Promissory Note.

As of September 30, 2021, the Company had debt investments with an aggregate par value of approximately $1.9 billion, up from debt investments with an aggregate par value of $832 million as of June 30, 2021.

The preliminary financial information provided herein has been prepared by, and is the responsibility of, the Company’s management. Neither KPMG LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information herein.

The Company’s board of directors has not determined the fair value of the Company’s investments as of September 30, 2021, and the information included herein is subject to the completion of the Company’s financial closing procedures. Actual results may differ materially from the information herein as a result of the completion of Company’s financial closing procedures.

Forward-Looking Statements

Certain information contained in this current report on Form 8-K may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation III

Date: October 4, 2021	By:	/s/ Bryan Cole
		Name:	Bryan Cole
		Title:	Chief Financial Officer and Chief Operating Officer